CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20 549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 30, 2014
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+011-86-28-8551-6696
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

Tianyin Pharmaceutical Co., Inc.’s (“TPI” or the “Company”) Annual Meeting of Shareholders for fiscal year ended June 30, 2013 was scheduled to be held at the Company’s office located in Chengdu, China and via conference call, on Wednesday, April 30, 2014 (the “Meeting”), at 10:00 AM (Eastern Standard Time), a.k.a 10:00 PM (local time in Chengdu, China).

However, due to an insufficient amount of shares of the Company’s stock entitled to voted at the Meeting, the Company was unable to achieve a quorum and, therefore, had to adjourn the meeting.  At the Meeting, in accordance with its Bylaws and the General Corporation Law of the State of Delaware, the Company announced that the Meeting would be held at the office of the Company’s outside counsel, Hunter Taubman Weiss LLP, 130 W. 42nd Street, Suite 1050, New York, NY 10036 and via conference call, on Wednesday, May 28, 2014, at 9:30 AM (Eastern Standard Time), a.k.a 9:30 PM (local time in Chengdu, China).

You may attend the Adjourned Meeting in person or telephonically by dialing in (+1) 712-432-0080, access code 512917#.

The Company is holding the meeting for the following purposes:

1)	To elect members of the Board of Directors, whose terms are described in the proxy statement;
2)
To approve and ratify the re-appointment of Paritz & Company, P.A as the Company’s independent accountants to audit the Company’s financial statements as at June 30, 2014 and for the fiscal year then ending;

3)	To conduct an advisory vote on executive compensation;
4)	To conduct an advisory vote on the frequency of future advisory votes on executive compensation; and

5)	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

Holders of record of TPI common stock at the close of business on March 3, 2014 (the “Record Date”), are entitled to vote at the Adjourned Meeting. The Board urges shareholders to vote “FOR ALL” of Item 1, “FOR” of Item 2 and Item 3, and “3 Years” of Item 4 and solicits your vote.

The date, time and location of the Meeting may be subject to further changes. The Company will promptly file an amendment to this Form 8-K should there be any further changes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By:	/s/ James Jiayuan Tong
Name: Dr. James Jiayuan Tong
Title: Chief Financial Officer

Dated:  May 6, 2014

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